Exhibit 5.1
November 10, 2010
BancTrust Financial Group, Inc.
100 Saint Joseph Street
Mobile, Alabama 36602

Re:	Universal Shelf Registration Statement on Form S-3 (No. 333-153871)
Ladies and Gentlemen:
     We have acted as counsel to BancTrust Financial Group, Inc., an Alabama corporation (the “Company”), in connection with the proposed offering and sale by the Company of up to $15,000,000 of its common stock, par value $0.01 per share (the “Common Stock”), pursuant to a Standby Equity Distribution Agreement (the “SEDA”) between the Company and YA Global Master SPV Ltd. (“YA Global”). We also have acted as counsel to the Company in connection with the preparation of a prospectus supplement dated November 10, 2010 (the “Prospectus Supplement”) and the prospectus dated December 17, 2008 (the “Prospectus”), each forming part of the above-referenced Registration Statement, as amended (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus Supplement is being filed on the date hereof with the Commission pursuant to Rule 424(b) of the Securities Act.
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     As counsel to the Company, we have examined the SEDA, the relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. We have relied upon the statements contained in the SEDA and the Registration Statement, including the Prospectus and Prospectus Supplement, and statements of officers of the Company, and we have made no independent investigation with regard thereto. We have also assumed that the shares of Common Stock will be issued and sold in the manner stated in the Prospectus Supplement, the Prospectus and the SEDA.

BancTrust Financial Group, Inc.
November 10, 2010

     Our opinions set forth below are limited to the laws of the State of Alabama and federal laws of the United States of America to the extent referred to specifically herein, and we do not express any opinion herein concerning any other laws.
     This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinions expressly stated below. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.
     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that when issued and delivered on behalf of the Company against payment therefor by YA Global in accordance with the SEDA, the Common Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value of the Common Stock).
     We consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K dated on or about the date hereof, and to the incorporation by reference of this opinion letter into the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
/s/ Hand Arendall LLC